EXECUTION

ESCROW AGREEMENT
dated as of May 28, 2013
among
SYNIVERSE MAGELLAN FINANCE, LLC,
BARCLAYS BANK PLC,
as Administrative Agent
and
Wilmington Trust, N.A.,
as Escrow Agent

ESCROW AGREEMENT
This ESCROW AGREEMENT (this “Agreement”) is made and entered into as of May 28, 2013 by SYNIVERSE MAGELLAN FINANCE, LLC, a Delaware limited liability company (the “Company”), BARCLAYS BANK PLC, as administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement referred to below, and Wilmington Trust, N.A., as escrow agent and depositary bank (collectively, in such capacities, the “Escrow Agent”) with respect to the Escrow Account (as hereinafter defined).
W I T N E S S E T H
WHEREAS, the Company, the Lenders (as defined below), the Administrative Agent, and the other agents party thereto have entered into that certain Credit Agreement, dated as of February 4, 2013 (as amended by that certain First Amendment dated as of the date hereof and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Credit Agreement);
WHEREAS, pursuant to Section 2.01(a) of the Credit Agreement, the Lenders will make the Initial Term Loans to the Borrower, and the Borrower will deposit (or direct the Administrative Agent to deposit) into the Escrow Account (as defined herein) on the date hereof (the “Funding Date”) an amount constituting the net proceeds from the Initial Term Loans under the Credit Agreement (the “Escrow Deposit Amount”) plus the Additional Escrow Deposit Amount (as defined herein), which amounts shall be held by the Escrow Agent for the ratable benefit of the Secured Parties until released in accordance with the terms hereof;
WHEREAS, pursuant to Section 6.11 of the Credit Agreement, the Company intends to use the proceeds of the Initial Term Loans to finance a portion of the Acquisition, including any fees, commissions and expenses associated therewith; and
WHEREAS, the Escrow Agent has opened an escrow account (the “Escrow Account”) with Wilmington Trust, National Association, in the name of the Administrative Agent to hold the Escrowed Funds until the earlier to occur of (i) the Escrow Release Date, and (ii) 5:00 p.m. (New York City time) on the Special Mandatory Prepayment Date;
NOW, THEREFORE, in consideration of the premises herein contained, and in order to induce the Lenders to make the Initial Term Loans, the Company hereby agrees with the Escrow Agent and the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.Certain Definitions; Appointment of the Escrow Agent; Pledge and Grant of Security Interest; Deposit of Escrowed Funds.
1.1    Certain Definitions. Capitalized terms used herein will have the respective meanings ascribed to them below:
“Additional Escrow Deposit Amount” means an amount of Dollars and/or Treasury Securities equal to $14,291,666.67 which shall be comprised of (a) an amount sufficient (in the good faith determination of the Company) to pay accrued and unpaid interest on the principal amount of the Initial Term Loans from the Funding Date to, but excluding, August 28, 2013 plus (b) an amount equal to the Deduction Amount.
“Administrative Agent” has the meaning specified in the introductory paragraph hereof.
“Agreement” has the meaning specified in the introductory paragraph hereof.
“Company” has the meaning specified in the introductory paragraph hereof.
“Credit Agreement” has the meaning set forth in the recitals hereto.
“Deduction Amount” means the amount of the Term Upfront Fees (as defined in the Credit Agreement) and the amount of commitment fees due under section 2.09(a) of the Credit Agreement.
“Earnings” has the meaning specified in Section 9(b).
“Escrow Account” has the meaning specified in the recitals hereto.
“Escrow Agent” means the Person named as the “escrow agent” in the introductory paragraph of this Agreement until a successor escrow agent shall have become such, in accordance with Section 10.11 or 10.12 hereof, and thereafter “Escrow Agent” means the Person who is then the Escrow Agent hereunder.
“Escrow Deposit Amount” has the meaning specified in recitals hereto.
“Escrow Investments” means, at any time, any of the following: investments in time deposit accounts, certificates of deposit and money market deposit accounts, in each case maturing no later than August 28, 2013, entitled to U.S. federal deposit insurance for the full amount thereof or issued by a bank or trust company (including the Escrow Agent or an affiliate of the Escrow Agent) that is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million.
“Escrow Release Date” means the date on or prior to the Outside Date on which each of the conditions referred to in the Officer’s Certificate shall have been satisfied.
“Escrow Termination Notice” means a notice in the form of Exhibit B hereto signed by an Officer of the Company.
“Escrowed Funds” means the Escrow Deposit Amount, any Additional Escrow Deposit Amount, any Escrow Investments on deposit in the Escrow Account and all interest, dividends and other distributions and payments and earnings thereon and any other amounts or property now or hereafter credited to the Escrow Account.
“Funding Date” has the meaning specified in the recitals hereto.
“Holdings” means Syniverse Holdings, Inc.
“Lenders” means the lenders from time to time party to the Credit Agreement.
“Losses” has the meaning specified in Section 7.
“Officer” means, with respect to any Person, the principal executive officer, the president, any vice president, the chief financial officer, the controller, the treasurer or the secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for purposes of this Agreement by the board of directors or members of such Person).
“Officer’s Certificate” means a certificate in the form of Exhibit A hereto (including the appropriate attachments) signed by an Officer of the Company.
“Outside Date” means the “Expiration Date”, as such term is defined in the Credit Agreement.
“Secured Parties” has the meaning specified in Section 1.3(b).
“Special Mandatory Prepayment” shall have the meaning set forth in Section 5(b).

“Special Mandatory Prepayment Date” means the first Business Day following the earliest to occur of (i) the consummation of the Acquisition without the Escrowed Funds, (ii) August 28, 2013, (iii) the date on which the Escrow Agent has received an Escrow Termination Notice from the Company and (iv) the earlier of (a) the date on which the Purchase and Sale Agreement is terminated and the Escrow Agent is given written notice thereof by the Company and (b) three Business Days after the date of such termination.
“Special Mandatory Prepayment Price” means a price equal to the sum of (i) 100.0% of the initial principal amount of the Initial Term Loans (for the avoidance of doubt, without any deduction for the Deduction Amount or any other amounts) plus accrued and unpaid interest on the Initial Term Loans, if any, from and including the Funding Date to, but excluding, the Special Mandatory Prepayment Date and (ii) any other fees, expenses or amounts owing and unpaid under the Credit Agreement.
“Special Optional Prepayment Amount” means the amount specified in a Special Optional Prepayment Notice as the Special Optional Prepayment Amount.
“Special Optional Prepayment Notice” means a notice in the form of Exhibit C hereto signed by an Officer of the Company.
“Treasury Securities” means any investment in obligations issued or guaranteed by the United States government or any agency thereof.
“UCC” means the Uniform Commercial Code, as in effect from time to time in the State of New York.
1.2    Appointment of the Escrow Agent. The Administrative Agent and the Company hereby appoint Wilmington Trust, N.A., as Escrow Agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment.
1.3    Grant of Security Interest.
(a)    It is the intention of the parties hereto that this Agreement create a true escrow and the Company have no ownership of, or rights in, the Escrow Account or the Escrowed Funds other than the limited contractual right to receive the Escrowed Funds under the circumstances specified in Section 5 hereof.
(b)    If, notwithstanding the intention of the parties set forth in Section 1.3(a) hereof, the Company is determined to have any interest in the Escrow Account or any of the Escrowed Funds, then as security for the due and punctual payment when due of all amounts that may be payable from time to time under the Credit Agreement, now or hereafter arising (the “Obligations”), the Company hereby pledges, assigns and grants to the Administrative Agent for the benefit of the Administrative Agent and the Lenders (the Lenders and Administrative Agent collectively, the “Secured Parties”), a continuing security interest in, and a lien on, the Escrow Account and the Escrowed Funds.
(c)    The parties hereto hereby acknowledge and agree that the Escrow Investments and any investment property, financial asset, security, instrument or cash or cash balances (irrespective of the currency in which such cash or cash balances are denominated)) credited to the Escrow Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC. The parties agree that the State of New York is, and will continue to be, the Escrow Agent’s jurisdiction for purposes of the UCC so long as the security interests granted by the Company in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement shall remain in effect.
(d)    Notwithstanding any other provision of this Agreement, if at any time the Escrow Agent receives (i) any entitlement order (as such term is defined in Section 8-102(a)(8) of the UCC) with respect to any financial asset credited to the Escrow Account or (ii) any instruction (within the meaning of Section 9-104(b) of the UCC) concerning the disposition of funds held in the Escrow Account from the Administrative Agent, the Escrow Agent shall comply with such entitlement order or instruction, as applicable, without further consent of the Company or any other person. The Administrative Agent hereby agrees with the Company that it shall not give any entitlement orders or instructions, as applicable, unless the Loans become subject to a Special Mandatory Prepayment.
(e)    The Escrow Agent hereby agrees that all property delivered to the Escrow Agent for crediting to the Escrow Account and all Escrow Investments will be promptly credited to the Escrow Account by the Escrow Agent. The Escrow Agent represents and warrants that it has not entered into, and agrees that it will not enter into, any control agreement or any other agreement relating to the Escrow Account with any Person without the prior written consent of the Company and the Administrative Agent.
(f)    The Company agrees to take all steps reasonably requested by the Administrative Agent in connection with the perfection of the Administrative Agent’s security interest in the Escrow Account and, without limiting the generality of the foregoing, the Company hereby authorizes the Administrative Agent to file one or more UCC financing statements in such jurisdictions and filing offices and containing such description of collateral as the Administrative Agent may determine is necessary or advisable in order to perfect the security interest granted herein.

(g)    Upon the release of any Escrowed Funds pursuant to Section 5 hereof, the security interest of the Administrative Agent for the benefit of the Secured Parties shall automatically terminate with respect to any such released Escrowed Funds without any further action and the Escrowed Funds so released shall be delivered to the recipient free and clear of any and all liens, claims or encumbrances of any person, including, without limitation, the Administrative Agent and the Secured Parties. The Administrative Agent agrees that, upon the release of the Escrowed Funds pursuant to Section 5 hereof, it will promptly execute and deliver such agreements and instruments in form and substance reasonably satisfactory to the Company, as the Company may reasonably request and at the expense of the Company, to further evidence the release of the security interests and liens in such released Escrow Funds granted to the Escrow Agent hereunder.
1.4    Deposit of Escrowed Funds. On the Funding Date, the Company (i) shall borrow the Initial Term Loans under the Credit Agreement and shall deposit (or direct the Administrative Agent to deposit) the Escrow Deposit Amount into the Escrow Account and (ii) shall deposit (or cause to be deposited) the Additional Escrow Deposit Amount into the Escrow Account.
SECTION 2.     [RESERVED].
SECTION 3.    Creation and Maintenance of the Escrow Account.
(h)    Concurrently with or prior to the Funding Date, the Escrow Agent shall establish (and at all times until the escrow terminates pursuant to Section 10.7, the Escrow Agent shall maintain and administer) in accordance with this Agreement, the Escrow Account. The Administrative Agent will be the entitlement holder and customer of the Escrow Agent with respect to the Escrow Account. The Company will not have any access to the Escrow Account or funds, investments or other assets credited thereto, other than the limited contractual right to receive the Escrowed Funds under the circumstances specified in Section 5 hereof.
(i)    The Escrow Agent shall cause the Escrow Account to be, and the Escrow Account shall be, separate from all other accounts (including any other escrow account).
SECTION 4.    Investing of Amounts in the Escrow Account.
(a)    As long as the Escrowed Funds are deposited in the Escrow Account the Escrowed Funds will be invested and reinvested by the Escrow Agent in Escrow Investments in accordance with the written instructions of the Company. All such investments shall be purchased in the name of the Escrow Agent. Any interest or other income received on such investment and reinvestment of the Escrowed Funds will become part of the Escrowed Funds and any losses incurred on such investment and reinvestment of the Escrowed Funds will be debited against the Escrowed Funds. The Escrow Agent is hereby authorized and directed to sell or redeem any such Escrow Investments as it deems necessary to make any payments or distributions required under this Agreement.
(b)    In the absence of written direction from the Company as to a particular investment to be made, the Escrowed Funds will remain uninvested. In no event shall the Escrow Agent be liable for any investment loss, fees, taxes or other charges arising from or related to any such investment, reinvestment or liquidation of an Escrow Investment (including liquidation thereof prior to their maturity) unless such loss, fee, taxes or other charge results from Escrowed Funds being invested in investments other than in accordance with the written instructions of the Company or the Escrow Agent’s own bad faith, gross negligence or willful misconduct. For the avoidance of doubt, to the extent that the value of any Escrow Investment declines, the Company shall not have any obligation to deposit additional funds in the Escrow Account or to ensure that at all times the aggregate amount of the Escrowed Funds equals or exceeds the Special Mandatory Prepayment Price.
(c)    Neither the Escrow Agent nor the Administrative Agent shall be responsible for calculating amounts to be disbursed hereunder, and each shall be entitled to conclusively rely on written instructions from the Company delivered in accordance with this Agreement, which instructions shall include wiring instructions, if not provided for herein. The Escrow Agent is hereby authorized to execute purchases and sales of investments permitted by this Agreement through the facilities of its own trading or capital markets operations or those of any affiliated entity. In no event will the Escrow Agent or the Administrative Agent be responsible for making any such investment selection, and the Company and the Administrative Agent acknowledge that the Escrow Agent is not providing investment supervision, recommendations or advice.
SECTION 5.    Disbursements. The Escrow Agent shall hold the Escrowed Funds in the Escrow Account, and shall not release the same, or any portion thereof, except:
(a)    If on any Business Day on or prior to the Outside Date, the Escrow Agent and the Administrative Agent receive (i) at or prior to 12:30 p.m. (New York City time) on such date or after 7:00 p.m. (New York City Time) on the day prior to such date, an Officer’s Certificate, the Escrow Agent shall at or prior to 2:00 p.m. on such date release all the Escrowed Funds to the Company, or as otherwise directed in writing by the Company, in accordance with the instructions provided in the Officer’s Certificate or (ii) after 12:30 p.m. (New York City time) and prior to 7:00 p.m. (New York City time) on such date , an Officer’s Certificate, the Escrow Agent shall promptly (and in any event prior to 9:00 a.m. (New York City time) on the next succeeding Business Day) release all the Escrowed Funds to the Company, or as otherwise directed in writing by the Company, in accordance with the instructions provided in the Officer’s Certificate. Any such Officer’s Certificate may state that the release of the Escrowed Funds is conditioned upon the occurrence or non-occurrence of any event specified therein, in which case such notice may be revoked by the Company if such condition is not satisfied.
(b)    If (i) the Escrow Agent has not received an Officer’s Certificate at or prior to 5:00 p.m. (New York City time) on the Outside Date, or (ii) the Escrow Agent has received an Escrow Termination Notice from the Company on or prior to the Outside Date or (iii) the Purchase and Sale Agreement is terminated (notice of which must be given by the Company to the Escrow Agent within three Business Days thereof), then, in each case, the Escrow Agent shall (x) at any time on or prior to the applicable Special Mandatory Prepayment Date liquidate all Escrowed Funds then held by it and (y) at any time on or prior to the applicable Special Mandatory Prepayment Date release (A) an amount of the Escrowed Funds to the Administrative Agent in accordance with the written instructions of the Administrative Agent equal to the Special Mandatory Prepayment Price (which shall be reduced to reflect any prior or substantially contemporaneous payment of any Special Optional Prepayment Amount pursuant to Section 5(c) below) for application pursuant to Section 2.05(b)(iv) of the Credit Agreement (the “Special Mandatory Prepayment”) and (B) any remaining amount of the Escrowed Funds to the Company in accordance with the written instructions of the Company.
(c)    If the Escrow Agent has received a Special Optional Prepayment Notice from the Company on or prior to the Outside Date, then the Escrow Agent shall (x) within one Business Day of receipt of such notice liquidate all or a portion of the Escrowed Funds then held by it sufficient to pay the Special Optional Prepayment Amount, as identified in the Special Optional Prepayment Notice, and (y) within one Business Day of such notice release (A) an amount of the Escrowed Funds equal to the Special Optional Prepayment Amount as directed by the Initial Borrower for application pursuant to the final proviso of Section 2.05(a)(i) of the Credit Agreement and (B) any remaining amount of the Escrowed Funds shall remain in the Escrow Account for further distribution in accordance with Sections 5(a) or 5(b) of this Agreement.
(d)    Notwithstanding anything in this Agreement to the contrary, the Escrow Agent shall disburse the Escrowed Funds as directed pursuant to a final judgment (without further right of appeal) of a court of competent jurisdiction; provided, however, that the Escrow Agent shall provide notice thereof to the Company and the Administrative Agent prior to such disbursement.

SECTION 6.    Escrow Agent’s Limitation of Liability to the Company.
(a)    The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any party hereto or any other person under this Agreement. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of the other parties hereto or to which any of them is a party, even though reference thereto may be made herein or such agreement has been given to the Escrow Agent, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from any such party or any entity acting on its behalf. The Escrow Agent shall not be required to, and shall not, except as otherwise specified in this Agreement, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties or the exercise of its rights hereunder.
(b)    If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrowed Funds (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrowed Funds), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to the Company, the Administrative Agent or the Lenders even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect; provided, however, that the Escrow Agent shall inform the Company and the Administrative Agent promptly and no later than two Business Days thereafter of the receipt of such order, judgment, decree, writ or process and, to the extent permitted under applicable law, will deliver to the Company and the Administrative Agent all relevant documents ancillary to such order, judgment, decree, writ or process so that the Company may seek an appropriate protective order or pursue other legal remedies; provided, further, however, that the Escrow Agent will not comply with such judicial or administrative order, judgment, decree, writ or judicial or administrative process until such time as it is, in the opinion of its counsel, legally compelled to do so.
(c)    In no event shall the Escrow Agent be liable (i) for acting in good faith in accordance with or relying in good faith upon any instruction, notice, demand, certificate or document reasonably believed by it to be from the Company or any Person acting on behalf of the Company so long as such action is reasonably believed by it to be taken in accordance with the rights or powers conferred upon it by this Agreement,

(ii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians acting in accordance with the terms of this Agreement; provided that such nominees, correspondents, designees, agents, subagents or subcustodians were chosen with due care by the Escrow Agent, or (iii) for an amount in excess of the value of the Escrowed Funds, valued as of the date of deposit, plus all interest, dividends and other distributions and payments thereon.
(d)    The Escrow Agent shall not incur any liability to the Company, the Administrative Agent or the Lenders for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including, but not limited to, any act or provision or any present or future law or regulation or governmental authority, any act of God or war or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).
(e)    The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. In no event shall the Escrow Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(f)    In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may refrain from taking any action other than releasing the Escrowed Funds in accordance with Section 5 hereof, unless the Escrow Agent receives written instructions, signed by each of the Company and the Administrative Agent, which eliminates such ambiguity or uncertainty.
(g)    The Escrow Agent and its directors, officers, employees, attorneys and agents shall be entitled to conclusively rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper Person or Persons. Any communication, instrument or document required or permitted under this Agreement shall be in writing and shall be given to the address set forth in Section 10.1 (or to such other address as may be substituted therefor by written notification to the other parties hereto). Notices to the Escrow Agent shall be deemed to be given when actually received by the Escrow Agent. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a non-Business Day, such time shall be extended to the next Business Day on which the Escrow Agent is open for business.

(h)    In the event of any dispute between, or conflicting claims, demands or instructions by or among, any parties to this Agreement (other than the Escrow Agent) with respect to any Escrowed Funds, the Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such Escrowed Funds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way for such failure or refusal to comply with such conflicting claims, demands or instructions; provided, however, notwithstanding anything to the contrary in the foregoing, the Escrow Agent shall release the Escrowed Funds in accordance with Section 5. The Escrow Agent shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses (as defined herein) which it may incur by reason of so acting. The Escrow Agent may, in addition, elect to commence an interpleader action or seek other judicial relief or orders as it may deem necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed an obligation of, the Company.
(i)    The rights and remedies conferred upon the Escrow Agent and each of the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.
SECTION 7.    Indemnity. The Company shall indemnify, hold harmless and defend the Escrow Agent and its directors, officers, agents and employees, from and against any and all claims, losses, actions, obligations, liabilities, damages, costs and expenses (collectively, “Losses”) directly or indirectly arising out of, relating to or in connection with its acceptance of its appointment hereunder or its performance as Escrow Agent (including but not limited to Losses incurred by the Escrow Agent in connection with its successful defense, in whole or in part, of any claim of bad faith, willful misconduct or gross negligence on its part), except to the extent that such Losses arise from the Escrow Agent’s bad faith, willful misconduct or gross negligence. The benefits of this Section 7 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.
SECTION 8.    Expenses. The Company agrees to pay or reimburse the Escrow Agent for (1) all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Agreement, any other documents prepared in connection herewith and the transactions contemplated hereby, and (2) the reasonable and documented fees, charges and disbursements of one counsel to the Escrow Agent.
SECTION 9.    Tax Matters.
(a)    Tax Certifications and Withholding. Each of the parties hereto shall upon request furnish the other parties with an original completed Internal Revenue Service Form W-8, Form W-9, or other applicable form or documentation. The Escrow Agent shall withhold any taxes as may be required by law and shall remit such taxes to the appropriate authorities.
(b)    Tax Ownership. The parties hereto agree that solely for tax purposes, (i) the Company or Holdings will be treated as the owner of the Escrowed Funds and any and all income that is included in, earned on, or derived from, the Escrowed Funds (the “Earnings”), and (ii) to the extent permitted by applicable law, the Company or Holdings will report the Earnings as its income in the taxable year or years in which such income is properly includible and will pay any taxes attributable thereto, regardless of whether any distributions are made from the Escrow Account.
SECTION 10.    Miscellaneous Provisions.
10.1    Notices. Any notice, direction or communication given hereunder and any deliveries made hereunder shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:
if to the Company:

Syniverse Magellan Finance, LLC
8125 Highwoods Palm Way
Tampa, FL 33647
Attention: Laura E. Binion
(P) 813.637.5915
(F) 813.637.5882
(E) laura.binion@syniverse.com
with a copy to:

Mark Johnson
The Carlyle Group
1001 Pennsylvania Avenue, NW
Suite 220 South
Washington, DC 20004-2505
(P) 202.729.5364
(F) 202.347.1692
(E) mark.johnson.@carlyle.com
Jeffrey E. Ross
Debevoise & Plimpton LLP
919 Third Ave
Suite 1000
New York, NY 10022-3916
(P) 212 909 6465
(F) 212 909 6836
(E) jeross@debevoise.com
if to the Administrative Agent:

Barclays Bank PLC
Bank Debt Management Group
745 Seventh Avenue
New York, NY 10019
Attn: Syniverse Holdings, Inc.
Portfolio Manager: Ritam Bhalla / Greg Fishbein
Tel: 212-526-1819 / 212-526-3441
Facsimile: 646-758-2774 / 212-526-5115
Electronic Mail: ritam.bhalla@barcap.com / gregory.fishbein@barcap.com if to the Escrow Agent:

Wilmington Trust, N.A
Corporate Client Services
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attn: Aaron R. Soper
Telephone: (612) 217-5639
Facsimile: (612) 217-5651
Electronic Mail: ASoper@WilmingtonTrust.com/ FMcDonald@WilmingtonTrust.com

or, as to any such party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 10.1. Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile or delivered electronically shall be deemed to have been given when sent (except that, if given after normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Whenever under the terms hereof the time for giving a notice or performing an act falls upon a non-Business Day, such time shall be extended to the next Business Day on which the Escrow Agent is open for business.
10.2    Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.
10.3    Headings. The headings in this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
10.4    Counterparts Originals. This Agreement may be signed in separate counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement. All signatures of the parties to this agreement may be transmitted by facsimile or other means of electronic image transmission (i.e. a “.pdf” file attached to an electronic mail message), and such facsimile or other electronically transmitted image will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.
10.5    Benefits of this Agreement. This Agreement shall be binding upon the parties hereto, and each of their respective transferees, successors and assigns, and shall inure, together with the rights and remedies of the Escrow Agent hereunder, to the benefit of the parties hereto and each of their respective successors, permitted transferees and assigns. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.
10.6    Amendments, Waivers and Consents. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except pursuant to a written instrument executed by all the parties hereto. None of the parties hereto shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default, or in any breach of any of the terms and conditions hereof. Failure of any of the parties hereto to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any of the parties hereto of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
10.7    Termination. This Agreement (other than as provided in Section 10.8 hereof) shall terminate immediately upon the disbursement of all amounts held in the Escrow Account in accordance with Section 5 hereof. The Escrow Agent further agrees to execute and deliver such documents, instruments or other agreements as the Company or the Administrative Agent may reasonably request (all at the expense of the Company) to evidence the terminations contemplated in this Section 10.7.
10.8    Survival Provisions. Anything herein to the contrary notwithstanding, (a) all representations, warranties and covenants of the Company contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement, and (b) the provisions of Sections 6, 7 and 8 hereof and the Miscellaneous provisions in Sections 10.1 through 10.10 and 10.14 through 10.16 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.
10.9    Waivers. The Company waives presentment and demand for payment of any of the Special Mandatory Prepayment, protest and notice of dishonor or default with respect to any of the Special Mandatory Prepayment, and all other notices to which the Company might otherwise be entitled, except as otherwise expressly provided herein or in the Credit Agreement.
10.10    Authority of the Escrow Agent.
(a)    The Escrow Agent shall have, and be entitled to exercise, all powers hereunder that are specifically granted to the Escrow Agent by the terms hereof, together with such powers as are reasonably incidental thereto but no duties, obligations or powers shall be inferred or implied. The Escrow Agent may perform any of its duties hereunder by or through agents, attorneys, experts, accountants, advisors or employees and the exculpatory provisions provided herein shall be equally applicable to such Persons. The Escrow Agent shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning any matters arising hereunder. Except as otherwise expressly provided in this Agreement or the Credit Agreement, neither the Escrow Agent nor any director, officer, employee, attorney or agent of the Escrow Agent shall be liable to the Company for any action taken or omitted to be taken by the Escrow Agent, in its capacity as Escrow Agent, hereunder, except for its own gross negligence or willful misconduct.
(b)    The Escrow Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Company shall not be obligated or entitled to make any inquiry respecting such authority.
10.11    Removal of Escrow Agent; Successor Escrow Agent by Merger, etc.
(a)    The Company, with the consent of the Administrative Agent (such consent not to be unreasonably withheld) may remove the Escrow Agent at any time by giving to the Escrow Agent two Business Days’ prior notice in writing signed by the Company.
(b)    Within two Business Days after giving the foregoing notice of removal to the Escrow Agent, the Company and the Administrative Agent shall jointly appoint a successor Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such two-Business Day period or such successor Escrow Agent has not become so bound, the existing Escrow Agent may, in its sole discretion, apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the existing Escrow Agent in connection with such proceeding will be paid by, and be deemed to be solely an obligation of, the Company.
(c)    Upon receipt of the notice of identity of the successor Escrow Agent, the Escrow Agent shall deliver the Escrowed Funds then held hereunder to the successor Escrow Agent.
(d)    If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent.
10.12    Resignation. The Escrow Agent may resign its appointment hereunder upon 15 Business Days’ prior notice to the Company and the Administrative Agent. Upon the effective date of such resignation, the Escrow Agent shall deliver the Escrowed Funds to any substitute escrow agent designated by the Company and the Administrative Agent jointly in writing. If the Company fails to designate a substitute escrow agent within 15 Business Days after the giving of such notice, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a substitute escrow agent or for other appropriate relief. Upon receipt of the notice of identity of the successor Escrow

Agent, the Escrow Agent shall deliver the Escrowed Funds then held hereunder to the successor Escrow Agent.
10.13    Funds Transfer. In the event funds transfer instructions are given (other than in writing at the time of execution of the Agreement), whether in writing, by facsimile, or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule I hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. If the Escrow Agent is unable to contact any of the authorized representatives identified on Schedule I, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of the Company’s or the Administrative Agent’s Officers, as applicable, as the Escrow Agent may select and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such Officer. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.
10.14    Final Expression. This Agreement, together with the Loan Documents and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.
10.15    Rights of Lenders. No Lender shall have any independent rights hereunder; provided that nothing in this subsection shall limit any rights granted to the Administrative Agent under the Credit Agreement.
10.16    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Etc.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.
(b)    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT TO THE EXCLUSIVE GENERAL JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK (THE “NEW YORK SUPREME COURT”), AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (THE “FEDERAL DISTRICT COURT,” AND TOGETHER WITH THE NEW YORK SUPREME COURT, THE “NEW YORK COURTS”) AND APPELLATE COURTS FROM EITHER OF THEM; PROVIDED

THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE (I) ANY PARTY FROM BRINGING ANY LEGAL ACTION OR PROCEEDING IN ANY JURISDICTION FOR THE RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT AND (II) IF ALL SUCH NEW YORK COURTS DECLINE JURISDICTION OVER ANY PERSON, OR DECLINE (OR IN THE CASE OF THE FEDERAL DISTRICT COURT, LACK) JURISDICTION OVER ANY SUBJECT MATTER OF SUCH ACTION OR PROCEEDING, A LEGAL ACTION OR PROCEEDING MAY BE BROUGHT WITH RESPECT THERETO IN ANOTHER COURT HAVING JURISDICTION.
(c)    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 10.16. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.1 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)    EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16(e) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
[REMAINDER OF PAGE INTENTIONALLY BLANK]
IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed and delivered as of the date first above written.
The Company:

SYNIVERSE MAGELLAN FINANCE, LLC
By:    /s/ David W. Hitchcock
    Name: David W. Hitchcock
    Title: Chief Financial Officer and
    Chief Administrative Officer

Administrative Agent:

By:    /s/ Ritam Bhalla
    Name: Ritam Bhalla
    Title: Director

Escrow Agent:

Wilmington Trust, N.A.
By:    /s/ Aaron R. Soper
    Name: Aaron R. Soper
    Title: Vice President

TELEPHONE NUMBER(S) FOR CALL-BACKS AND PERSON(S)
DESIGNATED TO CONFIRM FUNDS TRANSFER INSTRUCTIONS

If to the Company:
Name	Telephone Number
David W. Hitchcock Chief Financial Officer and Chief Administrative Officer
Laura E. Binion Senior Vice President, General Counsel and Secretary	813-637-5915
If to Administrative Agent:
Name	Telephone Number
Christine Aharonian	212-320-9943
Patrick Kerner	212-320-6927

FORM OF OFFICER’S CERTIFICATE
of
SYNIVERSE MAGELLAN FINANCE, LLC
This certificate is being delivered pursuant to Section 5(a) of the Escrow Agreement, dated as of [•], 2013 (the “Escrow Agreement”), among Syniverse Magellan Finance, LLC, a Delaware limited liability company (the “Company”), Barclays Bank PLC, as Administrative Agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”), and Wilmington Trust, N.A., as escrow agent (in such capacity, the “Escrow Agent”). Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Credit Agreement referred to therein).
The Company hereby certifies to the Escrow Agent through the undersigned officer, in his capacity as such and not in his individual capacity, that, on the date hereof, (a) all conditions to the release of the Escrowed Funds required under Section 4.03 of the Credit Agreement have been satisfied or waived in accordance with the Credit Agreement and (b) a copy of this certificate has substantially contemporaneously been delivered to the Administrative Agent.
The Company hereby directs the Escrow Agent to disburse the Escrowed Funds to the following account by wire transfer of immediately available funds:
Account Name: [•]
Bank: [•]
ABA: [•]
DDA: [•]

[The direction above is conditioned upon the occurrence or non-occurrence of [ ], and such direction may be revoked by the Company if such condition is not satisfied.]
IN WITNESS WHEREOF, the Company, through its undersigned officer, has signed this Officer’s Certificate as of the date first above written.
SYNIVERSE MAGELLAN FINANCE, LLC

By:    ________________________________
Name:
Title:
FORM OF ESCROW TERMINATION NOTICE
of
SYNIVERSE MAGELLAN FINANCE, LLC

_____________ ___, 201_
This Escrow Termination Notice is being delivered pursuant to Section 5(b) of the Escrow Agreement dated as of [•], 2013 (the “Escrow Agreement”), among Syniverse Magellan Finance, LLC, a Delaware limited liability company (the “Company”), Barclays Bank PLC, as Administrative Agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”) and Wilmington Trust, N.A., as escrow agent (in such capacity, the “Escrow Agent”). Unless otherwise indicated, capitalized terms used but not defined herein have the respective meanings specified in Escrow Agreement (including those terms defined by reference to the Credit Agreement referred to therein).
The Company hereby certifies that the Company has determined that the Escrow Release Date will not occur prior to the Outside Date.

IN WITNESS WHEREOF, the Company has signed this Escrow Termination Notice as of the date first above written.
SYNIVERSE MAGELLAN FINANCE, LLC
By:
    Name:
    Title:

FORM OF SPECIAL OPTIONAL PREPAYMENT NOTICE
of
SYNIVERSE MAGELLAN FINANCE, LLC

_____________ ___, 201_
This Special Optional Prepayment Notice is being delivered pursuant to Section 5(c) of the Escrow Agreement dated as of [•], 2013 (the “Escrow Agreement”), among Syniverse Magellan Finance, LLC, a Delaware limited liability company (the “Company”), Barclays Bank PLC, as Administrative Agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”) and Wilmington Trust, N.A., as escrow agent (in such capacity, the “Escrow Agent”). Unless otherwise indicated, capitalized terms used but not defined herein have the respective meanings specified in Escrow Agreement (including those terms defined by reference to the Credit Agreement referred to therein).
The Company hereby instructs the Escrow Agent to release [$____] of the Escrowed Funds (the “Special Optional Prepayment Amount”) as directed below. The Company hereby certifies that such funds shall be applied to repay the Initial Term Loans of certain Lenders identified in the sole discretion of the Initial Borrower as contemplated by and in accordance with the final proviso to Section 2.5(a)(i) of the Credit Agreement.
The Company hereby directs the Escrow Agent to distribute the Special Optional Prepayment Amount to the following account(s) by wire transfer of immediately available funds:
Account Name: [•]
Bank: [•]
ABA: [•]
DDA: [•]

IN WITNESS WHEREOF, the Company has signed this Special Optional Prepayment Notice as of the date first above written.
SYNIVERSE MAGELLAN FINANCE, LLC
By:
    Name:
    Title:

[Signature Page to Special Optional Prepayment Notice]